OMI Corporation
Exhibit 99.1

Form 10-K

CERTIFICATION PURSUANT TO

     18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of OMI Corporation (the “Company”) on Form 10-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig H. Stevenson, Jr., Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 28, 2003	By: /s/ CRAIG H. STEVENSON, JR.

Craig H. Stevenson, Jr. Chairman of the Board and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to OMI Corporation and will be retained by OMI Corporation and furnished to the Securities and Exchange Commission or its Staff upon request.